SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               eACCELERATION CORP.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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       pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[ ] Fee paid previously with preliminary materials.

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

                                 PROXY MATERIALS
                           AND VOTING INSTRUCTIONS FOR
                               eACCELERATION CORP.
                        2004 ANNUAL STOCKHOLDERS' MEETING


Dear Stockholder:

We are pleased to deliver your proxy materials, consisting of our proxy statement, annual report on Form 10-KSB and most recently filed quarterly report on Form 10-QSB, electronically via our website. The proxy materials are now available, and you can now vote your shares by mail or via facsimile for the 2004 Annual Stockholders' Meeting of eAcceleration Corp.

TO VIEW YOUR PROXY MATERIALS, visit
http://www.eacceleration.com/company/stockholders.php.


     1.  NOTICE OF ANNUAL STOCKHOLDERS' MEETING
         --------------------------------------

Our 2004 Annual Stockholders' Meeting will be held on July 15, 2004 at the Sons of Norway Hall, 18891 Front Street, Poulsbo, Washington 98370, and we look forward to your attendance either in person or by proxy. To enable us to tally your proxy, please print and mail (or fax) a completed and signed copy of the last page of the proxy statement in PDF form.

At this year's annual meeting, the agenda relates to the annual election of directors. Our board of directors recommends that you vote for election of the director nominees. Please refer to the proxy statement for detailed information about the annual meeting.

     2.  OTHER INFORMATION
         -----------------

If you would like to receive paper copies of the proxy materials, at no charge, please contact Adeliza Hamilton at (360) 598-2426. We kindly request that you return your completed and executed proxy to us on or before July 1, 2004.

VIA MAIL:                                         VIA FAX:
eAcceleration Corp.                               ATTN: Proxy
ATTN: Proxy                                       (360) 598-3512
1050 NE Hostmark St, Suite 100B
Poulsbo, WA 98370